UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submissions of Matters to Vote of Security Holders.

The 2010 annual meeting of the stockholders of Federal-Mogul Corporation (the “Company” or “Federal-Mogul”) was held on May 26, 2010. Matters voted on at the annual meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

The nominees for election to the Board of Directors were elected until the 2011 annual meeting of stockholders or until their respective successors have been qualified. The election of each director was approved as follows:

Name	For	Withheld
Carl C. Icahn	86,848,270	9,269,381
José Maria Alapont	87,811,164	8,306,487
George Feldenkreis	92,847,667	3,269,984
Vincent J. Intrieri	85,517,728	10,599,923
J. Michael Laisure	92,652,442	3,465,209
Keith A. Meister	85,557,687	10,559,964
Daniel A. Ninivaggi	86,929,029	9,188,622
David S. Schechter	85,557,559	10,560,092
Neil S. Subin	92,412,353	3,705,298
James H. Vandenberghe	92,383,463	3,734,188

Proposal No. 2: Approval of the Federal-Mogul Corporation 2010 Stock Incentive Plan

The proposal to approve the Federal-Mogul Corporation 2010 Stock Incentive Plan, as set forth in the Company’s 2010 proxy statement filed with the Securities and Exchange Commission on April 15, 2010, was approved as follows:

For	Against	Abstain
93,616,518	2,028,062	473,071

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Federal-Mogul Corporation 2010 Stock Incentive Plan.

10.2	Form of Stock Appreciation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: June 2, 2010

/s/ Robert L. Katz
	By:	Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Federal-Mogul Corporation 2010 Stock Incentive Plan.

10.2	Form of Stock Appreciation Rights Agreement.